Exhibit 24.1

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below constitutes and appoints Robert R. Hill, Jr. and Donald E. Pickett as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT R. HILL, JR.	President and Chief Executive Officer and Director	February 27, 2012
Robert R. Hill, Jr.	(Principal Executive Officer)

/s/ DONALD E. PICKETT	Executive Vice President and Chief Financial	February 27, 2012
Donald E. Pickett	Officer (Principal Financial Officer)

/s/ KEITH S. RAINWATER	Senior Vice President and Director of External	February 27, 2012
Keith S. Rainwater	Reporting (Principal Accounting Officer)

/s/ ROBERT R. HORGER	Chairman of the Board of Directors	February 27, 2012
Robert R. Horger

/s/ DWIGHT W. FRIERSON	Vice Chairman of the Board of Directors	February 27, 2012
Dwight W. Frierson

/s/ JIMMY E. ADDISON	Director	February 27, 2012
Jimmy E. Addison

/s/ LUTHER J. BATTISTE, III	Director	February 27, 2012
Luther J. Battiste, III

/s/ M. OSWALD FOGLE	Director	February 27, 2012
M. Oswald Fogle

/s/ HERBERT G. GRAY	Director	February 27, 2012
Herbert G. Gray

/s/ CYNTHIA A. HARTLEY	Director	February 27, 2012
Cynthia A. Hartley

/s/ HARRY M. MIMS, JR.	Director	February 27, 2012
Harry M. Mims, Jr.

/s/ RALPH W. NORMAN, JR.	Director	February 27, 2012
Ralph W. Norman, Jr.

/s/ ALTON C. PHILLIPS	Director	February 27, 2012
Alton C. Phillips

/s/ JAMES W. ROQUEMORE	Director	February 27, 2012
James W. Roquemore

/s/ THOMAS E. SUGGS	Director	February 27, 2012
Thomas E. Suggs

/s/ SUSIE H. VANHUSS	Director	February 27, 2012
Susie H. Vanhuss

/s/ KEVIN P. WALKER	Director	February 27, 2012
Kevin P. Walker

/s/ JOHN W. WILLIAMSON, III	Director	February 27, 2012
John W. Williamson, III